UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2010 (August 12, 2010)

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)
No. 999 Ningqiao Road Jinqiao Export Processing Zone Pudong, Shanghai 201206 People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834 9748
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 12, 2010 (the “Effective Date”), Best Design Holdings Ltd. (“Best Design”), an indirect wholly-owned subsidiary of China-Biotics, Inc. (the “Company”), entered into a District Entrance Project Agreement (the “Agreement”) with the Governing Committee of the Yangling Agricultural High-tech Industries Demonstration Zone (“Yangling”), pursuant to which Best Design will construct a new facility in the Yangling Demonstration Zone to be used for the production of probiotics and related biological products for the animal feed industry (the “Project”).

Under the Agreement, within 30 days of the Effective Date, Best Design is required to pay Yangling a performance deposit of RMB3 million (the “Performance Deposit”).  The total area of the proposed site is 126 mu (1 mu = 0.0667 hectares).  If Best Design does not obtain the land use right within 270 days of payment of the Performance Deposit, the Agreement will terminate automatically and the Performance Deposit will be fully refunded to Best Design.  Within 60 days of receiving the applicable documentation from the Land Resources Bureau, Best Design will receive the land on an “as-is” basis.  Yangling will then assist Best Design with the implementation of the Project.

Best Design estimates that construction of the new facility will be completed within two years.  After execution of the Agreement and completion of the matters relating to land use, Yangling is required to provide financial assistance to Best Design in the sum of RMB4.5 million.  Thereafter, Yangling will support Best Design’s business by making incentive payments to Best Design equal to (i) 100% of the tax paid by Best Design and retained by the local government for the first three years after the Project commencement date, and (ii) 50% of the tax paid by Best Design and retained by the local government for the fourth year after the Project commencement date.

Pursuant to the Agreement, the Project will be conducted through an entity to be established by Best Design in Yangling’s domicile. The registered capital of the new entity will be no less than US$50 million, with the full amount to be injected within 24 months of the project commencement date.

The Agreement provides that the terms of the Agreement are subject to a feasibility report and preliminary design plans approved by the Chinese government.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2010.

On August 16, 2010, the Company issued a press release with respect to the Agreement.  A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc. (Registrant)

Date: August 16, 2010	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Treasurer and Secretary